                                                                    Exhibit 23.1
                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" in the Prospectus of Public Storage, Inc. (included in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-41123)) and which will also be used in connection with the Registration Statement on Form S-3 (No. 333-18395) for the registration of shares of its preferred stock, its depositary shares, its equity stock, shares of its common stock and warrants for the purchase of its preferred stock, equity stock and common stock and to the incorporation by reference therein of (i) our report dated February 25, 1997 with respect to the consolidated financial statements and schedules of Public Storage, Inc. in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission, (ii) our report dated December 16, 1997 on the combined statements of revenues and certain operating expenses of the Acquired Properties for each of the three years in the period ended December 31, 1996, our report dated October 9, 1997 on the statement of revenues and certain operating expenses of the Largo Property for the year ended December 31, 1996, our report dated November 10, 1997 on the statement of revenues and certain operating expenses of the Gunston Property for the year ended December 31, 1996, and our report dated December 19, 1997 on the combined statement of revenues and certain operating expenses of the Proposed Acquisition Properties for the year ended December 31, 1996, each of which is included in the Current Report on Form 8-K dated December 24, 1997 of Public Storage, Inc. and (iii) our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XVI, Inc., our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XVII, Inc., our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XVIII, Inc. and our report dated February 18, 1997 with respect to the financial statements of Public Storage Properties XIX, Inc., each of which is included in the Registration Statement on Form S-4 (No. 333-26959) of Public Storage, Inc.



                                  /s/ ERNST & YOUNG LLP

Los Angeles, California

January 12, 1998